Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares of Common Stock of the Corporation and units representing interest thereof that are issuable under the Corporation’s Savings Plan, and to sign any and all amendments to such Registration Statement.

SIGNATURE	CAPACITY
/s/ G. KENNEDY THOMPSON G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director

/s/ ROBERT P. KELLY ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer

/s/ DAVID M. JULIAN DAVID M. JULIAN	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ JOHN D. BAKER, II JOHN D. BAKER, II	Director

/s/ JAMES S. BALLOUN JAMES S. BALLOUN	Director

/s/ ROBERT J. BROWN ROBERT J. BROWN	Director

/s/ PETER C. BROWNING PETER C. BROWNING	Director

SIGNATURE	CAPACITY

/s/ JOHN T. CASTEEN III JOHN T. CASTEEN III	Director

WILLIAM H. GOODWIN, JR.	Director

/s/ ROBERT A. INGRAM ROBERT A. INGRAM	Director

/s/ MACKEY J. MCDONALD MACKEY J. MCDONALD	Director

/s/ JOSEPH NEUBAUER JOSEPH NEUBAUER	Director

/s/ LLOYD U. NOLAND III LLOYD U. NOLAND III	Director

/s/ RUTH G. SHAW RUTH G. SHAW	Director

/s/ LANTY L. SMITH LANTY L. SMITH	Director

/s/ JOHN C. WHITAKER, JR. JOHN C. WHITAKER, JR	Director

/s/ DONA DAVIS YOUNG DONA DAVIS YOUNG	Director

June 17, 2003

Charlotte, NC